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Exhibit 16.1

September 10, 2002

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington D.C. 20549

We were previously the independent accountants for Small Town Radio, Inc., formerly known as Worldwide Petromoly, Inc. (the "Company"), and on July 25, 2001 we reported on the financial statements of the Company as of and for the year ended June 30, 2001 and the period from inception to June 30, 2000.

We have read the statements made by the Company under Item 4 of the Company's current report on Form 8-K and agree with such statements except the following:

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  BKD resigned as the Company's independent accountants effective August 19, 2002.

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  BKD's report dated July 25, 2001 contained a going concern "emphasis of the matter" paragraph.

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  We are not in a position to agree or disagree with the Company's statements regarding its dealings with Bridges & Dunn-Rankin, LLP prior to their engagement as independent accountants.

BKD, LLP

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  Exhibit 16.1